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                                                                   EXHIBIT 23.4

                        CONSENT OF DARBY & DARBY, P.C.

  We consent to the reference to our firm under the heading "Experts" in the prospectus that forms a part of Amendment No. 1 to the Registration Statement (the "Registration Statement") to which this consent is filed as an exhibit. We also consent to the incorporation by reference of this consent into any subsequent registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933 in connection with the offering to which the Registration Statement relates.

                                          Darby & Darby, P.C.

                                                    /s/ S. Peter Ludwig
                                          By: _________________________________
                                                      S. Peter Ludwig

New York, New York

July 22, 1996